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                                                                    EXHIBIT 32.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), each of the undersigned officers of NCO Portfolio Management, Inc. (the "Company"), does hereby certify with respect to the Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2003 (the "Report") that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

         Date: August 14, 2003                         MICHAEL J. BARRIST
                                                       ------------------
                                                       Michael J. Barrist
                                                       Chief Executive Officer

         Date: August 14, 2003                         RICHARD J. PALMER
                                                       -----------------
                                                       Richard J. Palmer
                                                       Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to NCO Portfolio Management, Inc., and will be retained by NCO Portfolio Management, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.